  EXHIBIT 31.2

CERTIFICATION

I, Vincent N. Tozzi, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Center Bancorp, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 8, 2012	/s/ Vincent N. Tozzi
Vincent N. Tozzi
Vice President, Treasurer and Chief Financial Officer